FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com
Wright Medical Group, Inc. Reports 2013 First Quarter Financial Results

First Quarter Global Foot and Ankle Net Sales Increase 18% As Reported and 19% Constant Currency

ARLINGTON, Tenn. - April 30, 2013 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its first quarter ended March 31, 2013.

Net sales totaled $120.4 million during the first quarter ended March 31, 2013, representing a 5% decrease as reported and a 3% decrease on a constant currency basis compared to the first quarter of 2012. During the first quarter of 2013, as anticipated, global sales were negatively affected by U.S. OrthoRecon customer losses and price decreases in Japan that were effective in the second quarter of 2012, partially offset by strong growth in the global foot and ankle business.

Robert Palmisano, president and chief executive officer, commented, “We delivered a strong start to 2013 with our first quarter results. Implementation of our new Vital Few initiatives is on track, with continued positive progress in driving sales productivity gains in our foot and ankle business and developing plans for building a growing, global OrthoRecon business. Despite the impact of two less selling days in the U.S. in the first quarter, our global foot and ankle business had strong constant currency growth of 19%, and our U.S. foot and ankle growth accelerated to 17%, both of which were well ahead of last year's annual growth rates and reinforce our leadership position in this market.”

Palmisano continued, “As anticipated, our global OrthoRecon business continued to be impacted by U.S. customer losses from the prior year and current quarter. However, we believe we have excellent opportunities to stabilize our U.S. business with our new divisional focus and to drive growth in a number of international markets.”

Net income for the first quarter of 2013 totaled $8.4 million or $0.20 per diluted share, compared to net income of $4.6 million or $0.12 per diluted share in the first quarter of 2012.

Net income for the first quarter of 2013 included the after-tax effects of $1.1 million of expense associated with U.S. Government inquiries, $1.6 million of charges associated with distributor conversions and non-competes, $2.1 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized loss of $2.0 million related to mark-to-market adjustments on derivatives, $7.5 million of due diligence, transaction and transition costs, a $7.8 million gain on our previously held investment in BioMimetic, and a $19.4 million increase to management's estimate of the Company's probable insurance recovery for previously recognized costs associated with certain product liability claims. The increase is due to an insurance coverage decision on PROFEMUR® long titanium modular neck claims. Net income for the first quarter of 2012 included the after-tax effects of $2.9 million of expenses associated with the U.S. Government inquiries and the Company's DPA, and $0.9 million of charges associated with the previously announced cost restructuring plan.

The Company's first quarter 2013 net loss, as adjusted for the above items, was ($0.9) million in 2013,

down from net income of $6.5 million in 2012, while diluted loss per share, as adjusted, decreased to ($0.02) in the first quarter of 2013 from $0.17 in the first quarter of 2012. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $291.4 million as of the end of the first quarter of 2013, a decrease of $41.6 million compared to the end of the fourth quarter of 2012, which was driven by the closing of the BioMimetic transaction. Net cash outflow from operating activities was ($5.2) million, which combined with capital expenditures of $3.7 million, resulted in free cash outflow of ($8.9) million in the first quarter of 2013 compared to free cash flow of $14.5 million in the first quarter of 2012.

Palmisano concluded, “In addition to continued progress on our inventory reduction initiatives and focus on cash generation, our top priorities during 2013 will be to build momentum with three new Vital Few projects, which are to increase U.S. foot and ankle sales force productivity, improve gross margins, and build a growing, global OrthoRecon business. We are very positive about these new Vital Few and the opportunity we have to drive significant improvement again this year. As we exit 2013, we expect to have an Extremities segment that is growing in the mid- to high-teens, driven by global foot and ankle growth in the mid-twenty percent range, and a global OrthoRecon segment that is growing and has opportunities for acceleration. Additionally, we expect to have returned the business to profitability and to be positioned well for growth in 2014 and beyond.”

Outlook

The Company anticipates no change to its previously issued full-year 2013 net sales guidance range of $485 million to $495 million. This range includes a negative impact from currency of approximately 2 percent as compared to 2012.

Including the impact of the BioMimetic transaction, which closed on March 1, 2013, the Company anticipates as adjusted earnings per share, including stock-based compensation, to be in the range of
$(0.26) to $(0.34) per diluted share, based on approximately 45.1 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.19 per diluted share for the full-year 2013. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, possible future acquisitions, other material future business developments, the U.S. government inquiry relating to the PROFEMUR® hip products, non-cash interest expense associated with the 2017 Convertible Notes, due diligence, transaction and transition costs associated with our BioMimetic acquisition, mark-to-market adjustments to the contingent value rights (CVRs) issued as part of our BioMimetic acquisition, changes to management's estimate of the probable insurance recovery associated with product liability claims, and non-cash mark-to-market derivative adjustments.

The Company continues to anticipate 2013 free cash flow to be in the range of $0 million to $5 million.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges and free cash flow are forward-looking statements, as are any other statements which anticipate or aspire to future performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 877-546-5020 (U.S.) / 857-244-7552 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through May 7, 2013. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 88767428. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company that specializes in the design, manufacture and marketing of devices and biologics for extremity, hip and knee reconstruction and is the recognized leader of surgical solutions for the foot and ankle market. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, restructuring charges, gains or losses on the sale of assets, transaction and transition costs, and changes in estimates of the Company's total probable insurance recovery for costs associated with product liability claims, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. In addition to those described above, risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to realize the anticipated financial and other benefits from the acquisition of BioMimetic Therapeutics, Inc. or a delay in realization thereof; failure to obtain, or a delay in obtaining, FDA approval of Augment Bone Graft, or a material limitation on the scope of such approval; lower than anticipated market acceptance of, or annual market demand for, Augment Bone Graft; future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and our ability to deliver timely and effective medical education, clinical studies, and new products.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Net sales	$120,355	$126,656
Cost of sales	38,275	36,806
Cost of sales - restructuring	—	435
Gross profit	82,080	89,415
Operating expenses:
Selling, general and administrative	64,993	72,348
Research and development	6,756	6,221
Amortization of intangible assets	2,097	742
Restructuring charges	—	443
Total operating expenses	73,846	79,754
Operating income	8,234	9,661
Interest expense, net	3,945	1,807
Other (income) expense, net	(5,751)	161
Income before income taxes	10,040	7,693
Provision for income taxes	1,605	3,132
Net income	$8,435	$4,561
Net income per share, basic	$0.20	$0.12
Net income per share, diluted	$0.20	$0.12
Weighted-average number of shares outstanding-basic	41,438	38,492
Weighted-average number of shares outstanding-diluted	42,139	38,826

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012	% change
Geographic
Domestic	$67,805	$70,062	(3.2%)
International	52,550	56,594	(7.1%)
Total net sales	$120,355	$126,656	(5.0%)

	Three Months Ended
	March 31, 2013	March 31, 2012	% change
OrthoRecon
Hips	$35,497	$41,500	(14.5%)
Knees	27,812	31,082	(10.5%)
Other	753	1,201	(37.3%)
Total OrthoRecon	64,062	73,783	(13.2%)

Extremities
Foot and Ankle	35,077	29,627	18.4%
Upper Extremity	6,062	6,545	(7.4%)
Biologics	13,657	15,187	(10.1%)
Other	1,497	1,514	(1.1%)
Total Extremities	56,293	52,873	6.5%

Total Sales	$120,355	$126,656	(5.0%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	First Quarter 2013 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
OrthoRecon
Hips	(7%)	(12%)	(18%)	(11%)	(14%)
Knees	(19%)	1%	(2%)	(9%)	(11%)
Other	(48%)	(31%)	(34%)	(35%)	(37%)
Total OrthoRecon	(14%)	(8%)	(13%)	(11%)	(13%)

Extremities
Foot and Ankle	17%	27%	26%	19%	18%
Upper Extremity	(7%)	(3%)	(7%)	(6%)	(7%)
Biologics	(14%)	5%	4%	(10%)	(10%)
Other	(22%)	11%	10%	(1%)	(1%)
Total Extremities	4%	15%	13%	7%	6%

Total Sales	(3%)	(3%)	(7%)	(3%)	(5%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Sales as a % of Total Sales
	Three Months Ended March 31, 2013
	Domestic	International	Total
OrthoRecon
Hips	10%	19%	29%
Knees	11%	12%	23%
Other	0%	1%	1%
Total OrthoRecon	21%	32%	53%

Extremities
Foot and Ankle	23%	6%	29%
Upper Extremity	3%	2%	5%
Biologics	9%	3%	11%
Other	0%	1%	1%
Total Extremities	36%	11%	47%

Total Sales	56%	44%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2013
	International Net Sales	Total Net Sales
Net sales, as reported	$52,550	$120,355
Currency impact as compared to prior period	2,138	2,138
Net sales, excluding the impact of foreign currency	$54,688	$122,493

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012 (1)
Operating Income
Operating income, as reported	$8,234	$9,661
Reconciling items impacting Gross Profit:
Cost of sales - restructuring	—	435
Inventory step-up amortization	108	48
Total	108	483
Reconciling items impacting Selling, General and Administrative expense:
U.S. governmental inquiries/DPA related	1,096	2,868
Distributor conversions	357	—
Due diligence, transaction and transition costs (2)	7,498	—
Product liability insurance recovery	(19,376)	—
Total	(10,425)	2,868
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	1,292	—
Other Reconciling Items:
Restructuring charges	—	443
Operating (loss) income, as adjusted	$(791)	$13,455
Operating (loss) income, as adjusted, as a percentage of net sales	(0.7)%	10.6%
_______________________________
(1) Beginning in 2013, we do not adjust our reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings has been recast to reflect this change.
(2) Includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to
Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012 (1)
Net Income
Income before taxes, as reported	$10,040	$7,693
Pre-tax impact of reconciling items:
U.S. governmental inquiries/DPA related	1,096	2,868
Restructuring charges	—	878
Inventory step-up amortization	108	48
Distributor conversion and non-competes	1,649	—
Non-cash interest expense on 2017 Convertible Notes	2,117	—
Derivatives mark-to-market adjustment	2,000	—
Due diligence, transaction and transition costs (2)	7,498	—
Product liability insurance recovery	(19,376)	—
Gain on previously held investment in BioMimetic	(7,798)	—
(Loss) income before taxes, as adjusted	(2,666)	11,487
Provision for income taxes, as reported	$1,605	$3,132
U.S. governmental inquiries/DPA related	423	1,465
Restructuring charges	—	343
Inventory step-up amortization	42	19
Distributor conversion and non-competes	637	—
Non-cash interest expense on 2017 Convertible Notes	818	—
Derivatives mark-to-market adjustment	778	—
Due diligence, transaction and transition costs	1,439	—
Product liability insurance recovery	(7,486)	—
Gain on previously held investment in BioMimetic	—	—
(Benefit) provision for income taxes, as adjusted	$(1,744)	$4,959
Effective tax rate, as adjusted	65.4%	43.2%
Net (loss) income, as adjusted	$(922)	$6,528
_______________________________
(1) Beginning in 2013, we do not adjust our reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings has been recast to reflect this change.
(2) Includes $2.3 million of non-cash stock-based compensation expense related to the conversion of
BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	March 31, 2013		March 31, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$8,435	$(922)	$4,561	$6,528
Interest expense on convertible notes	18	N/A	N/A	137
Diluted net income (loss)	$8,453	$(922)	$4,561	$6,665

Basic shares	41,438	41,438	38,492	38,492
Dilutive effect of stock options and restricted shares	586	N/A	334	334
Dilutive effect of convertible notes	115	N/A	N/A	891
Diluted shares	42,139	41,438	38,826	39,717

Net income (loss) per share, diluted	$0.20	$(0.02)	$0.12	$0.17
_______________________________
(1) Beginning in 2013, we do not adjust our reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings has been recast to reflect this change.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31, 2013	March 31, 2012 (1)
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.20	$0.12
Interest expense on convertible notes	0.00	0.00
Effect of convertible notes on diluted shares	(0.00)	(0.00)
U.S. governmental inquiries/DPA related	0.02	0.04
Restructuring charges	—	0.01
Inventory step-up amortization	0.00	0.00
Distributor conversion and non-competes	0.02	—
Non-cash interest expense on 2017 Convertible Notes	0.03	—
Derivatives mark-to-market adjustment	0.03	—
Due diligence, transaction and transition costs	0.15	—
Product liability insurance recovery	(0.29)	—
Gain on previously held investment in BioMimetic	(0.19)	—
Net (loss) income, as adjusted, per diluted share (2)	$(0.02)	$0.17
_______________________________
(1) Beginning in 2013, we do not adjust our reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings has been recast to reflect this change.
(2) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Net cash (used in) provided by operating activities	$(5,168)	$19,080
Capital expenditures	(3,740)	(4,531)
Free cash flow	$(8,908)	$14,549

Wright Medical Group, Inc.
Segment Income Statement
(In thousands, except share data)
(unaudited)

	Three Months Ended March 31, 2013
	OrthoRecon	Extremities	Corporate (1)	Other (2)	Total
Net sales	$64,062	$56,293	$—	$—	$120,355
Cost of sales	24,393	13,441	333	108	38,275
Gross profit	39,669	42,852	(333)	(108)	82,080

Operating expenses:
Selling, general and administrative	28,957	30,160	16,301	(10,425)	64,993
Research and development	3,189	3,386	181	—	6,756
Amortization of intangible assets	45	760	—	1,292	2,097
Total operating expenses	32,191	34,306	16,482	(9,133)	73,846

Operating income (loss)	$7,478	$8,546	$(16,815)	$9,025	$8,234

Operating income (loss) as a percent of net sales	11.7%	15.2%	N/A	N/A	6.8%

	Three Months Ended March 31, 2013
	OrthoRecon	Extremities	Corporate	Other (2)	Total
Depreciation expense	$5,322	$2,889	$734	$—	$8,945
Amortization expense	45	760	—	1,292	2,097
Capital expenditures	916	1,159	1,665	—	3,740
______________________________
(1) Includes the impact of non-cash stock-based compensation expense.
(2) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Three Months Ended March 31, 2012
	OrthoRecon	Extremities	Corporate (1)	Other (2)	Total
Net sales	$73,783	$52,873	$—	$—	$126,656
Cost of sales	25,203	11,209	346	483	37,241
Gross profit	48,580	41,664	(346)	(483)	89,415

Operating expenses:
Selling, general and administrative	31,340	24,086	14,054	2,868	72,348
Research and development	2,786	3,284	151	—	6,221
Amortization of intangible assets	134	608	—	—	742
Restructuring charges	—	—	—	443	443
Total operating expenses	34,260	27,978	14,205	3,311	79,754

Operating income (loss)	$14,320	$13,686	$(14,551)	$(3,794)	$9,661

Operating income (loss) as a percent of net sales	19.4%	25.9%	N/A	N/A	7.6%

	Three Months Ended March 31, 2012
	OrthoRecon	Extremities	Corporate	Other (2)	Total
Depreciation expense	$6,397	$2,864	$1,083	$—	$10,344
Amortization expense	134	608	—	—	742
Capital expenditures	1,894	2,173	464	—	4,531
______________________________
(1) Includes the impact of non-cash stock-based compensation expense.
(2) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$267,479	$320,360
Marketable securities	12,015	12,646
Accounts receivable, net	101,350	98,636
Inventories	144,783	144,250
Prepaid expenses and other current assets	94,205	76,253
Total current assets	619,832	652,145

Property, plant and equipment, net	135,607	138,242
Goodwill and intangible assets, net	342,918	79,360
Marketable securities	11,899	—
Other assets	105,491	83,706
Total assets	$1,215,747	$953,453

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$16,181	$10,342
Accrued expenses and other current liabilities	130,694	65,304
Current portion of long-term obligations	629	786
Total current liabilities	147,504	76,432
Long-term obligations	260,645	258,504
Other liabilities	107,991	95,076
Total liabilities	516,140	430,012

Stockholders' equity	699,607	523,441
Total liabilities and stockholders' equity	$1,215,747	$953,453